EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT ("Agreement"), dated as of August 8, 2000, between Technology Flavors and Fragrances, Inc., a Delaware corporation with its principal office at 10 Edison Street East, Amityville, New York 11701 (the "Company"), and Joseph Raimondo, an individual with an address of 391 Vesta Court, Ridgewood, New Jersey 07450 (the "Executive").

                               W I T N E S S E T H

          WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

          1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

          2. TERM. Unless earlier terminated pursuant to the provisions of
Section 8 hereof, the term of the Executive's employment under this Agreement shall be the two (2) year period commencing August 14, 2000 (the "Term"). The Term shall automatically renew for successive one year periods thereafter unless terminated by either party by written notice to the other no later than 60 days prior to any such renewal date, or unless earlier terminated pursuant to Section 8 hereof.

          3. POSITION AND DUTIES.

               (a) During the Term, the Executive shall serve as the President and Chief Operating Officer of the Company and shall have such duties as are reasonably consistent with such offices and as from time to time may be prescribed by the Chief Executive Officer and Chairman of the Board of Directors of the Company (the "Board"). The Executive shall report to the Chairman and Chief Executive Officer.

               (b) At all times during the Term, the Executive shall devote his full business time and best talents, efforts and abilities to the performance of his duties hereunder.

          4. COMPENSATION. For the Executive's services hereunder, the Company shall pay the Executive a salary at the rate of $150,000 per year (the "Salary") in accordance with the customary payroll practices of the Company. The Executive may be eligible for salary increases, or bonuses or other forms of incentive compensation pursuant to the Company's Management Incentive Plan, subject to the discretion of the Board.

          5. BENEFITS. During the period of the Executive's employment by the Company, the Company shall provide the following benefits to the Executive:

               (a) FRINGE BENEFIT PROGRAMS. In addition to the Salary provided in Section 4 hereof, the Executive will be entitled to participate in all fringe benefit programs as from time to time are or may be provided by the Company to its executive officers (e.g., any medical, dental, group insurance, vacation, holiday, 401(k), pension, stock option, or retirement plans) in accordance with the terms and conditions thereof in effect from time to time.

               (b) AUTOMOBILE. The Company will provide the Executive with a luxury class automobile with a lease value of up to $800 per month, and will additionally reimburse Executive for tolls, gasoline and ordinary maintenance and repair costs incurred by the Executive, in accordance with the Company's requirements and established practices.

               (c) EXPENSES. The Executive also shall be entitled to reimbursement for reasonable business travel and entertainment expenses actually incurred or paid by the Employee during the Term in furtherance of the Company's business, to the extent that such expenditures are substantiated by the Executive in accordance with the Company's requirements and established practices.

          6. OPTION. Effective upon the date of this Agreement, the Company shall grant the Executive an option (the "Option") to purchase 50,000 shares of the common stock of the Company (the "Shares"), subject to the terms and conditions of an Option Agreement to be entered into between the Company and the Executive, at an exercise price equal to the closing price of the Company's common stock as quoted on AMEX on the date of this grant. The Option shall vest over a period of five (5) years from the date of grant, with 20% of the Shares becoming vested upon each one-year anniversary of the date of grant.

          7. RESTRICTIVE COVENANTS.

               (a) NONCOMPETITION. Throughout the period commencing on the date hereof and ending 12 months after the termination of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, whether as a sole proprietor, shareholder (except as a holder of not more than three (3) percent of the outstanding shares of a publicly held corporation), owner, partner, joint venturer, employee, agent, manager, salesman, consultant, advisor, independent contractor, officer, director, promotor or otherwise, whether or not for compensation, with respect to any corporation, partnership, proprietorship, firm, association or other business entity, including, without limitation, any not-for-profit entity, whose primary business purpose is engaging in any "Company Business" (as hereinafter defined). For purposes of this Agreement, the term "Company Business" shall mean any corporation, partnership, proprietorship, firm, association or other business entity, including, without limitation, any not-for-profit entity, which is engaged in (i) any business presently conducted by the Company, (ii) any other business conducted by the Company during the period of the Executive's employment with the Company, or (iii) any other business conducted by the Company during the 12 consecutive month period following the termination of the Executive's employment with the Company.

               (b) NONSOLICITATION OF CUSTOMERS OR SUPPLIERS. Throughout the period commencing on the date hereof and ending 12 months after the termination of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, for himself, on behalf of, or through any person or entity, (i) hire, engage, employ, solicit or contract with, or communicate with for the purpose of hiring, engaging, employing, soliciting or contracting with, any employee, consultant, and/or agent of the Company or any person or entity who was an employee, consultant and/or agent of the Company at any time within the one-year period immediately prior to the termination of the Executive's employment with the Company, or encourage any such employee, consultant and/or agent of the Company to terminate, curtail or otherwise alter its relationship with the Company, (ii) solicit any past, present or prospective customers or suppliers of the Company, or other persons in a business relationship with the Company, for business or patronage in any way relating to any aspect of any Company Business, other than on behalf of the Company in the course of the Executive's employment; or (iii) request customers or suppliers of the Company, or other persons in a business relationship with the Company, to cancel, curtail or divert their business with the Company, or otherwise take action with respect to such customers or suppliers or other persons which might have an adverse effect on any Company Business.

               (c) NONDISCLOSURE OF INFORMATION. At all times from and after the date hereof, the Executive shall not, without the prior written consent of the Company, directly or indirectly, disclose, divulge, discuss, provide, transmit, copy, make known to any third party, or use or cause to be used in any manner, including, without limitation, in competition with or contrary to the interests of the Company, any trade secrets or confidential information, knowledge or data, whether of a technical or commercial nature, developed, in whole or in part, by the Executive or received or acquired through or in connection with the Executive's association with the Company, including, without limitation, any of the foregoing relating to managerial or operational policies, ideas, plans, methods, practices or procedures, customer lists, inventions, products, formulas, manufacturing methods, product research, pricing, financial arrangements, financial positions, competitive status, customer or suppliers matters, internal organizational matters, technical capabilities or other business affairs of or relating to the Company or the Company Business. The Executive acknowledges that all of the foregoing constitutes proprietary information, which is the exclusive property of the Company.

               (d) If any court of competent jurisdiction determines that any of the provisions of this Section 7, or any part(s) thereof, is invalid or unenforceable for any reason, such court shall have the power to modify any such provision(s) and/or part(s), and, in their modified form, the provisions of this
Section 7 shall then be valid and enforceable.

               (e) Any breach by the Executive of any of the provisions of this
Section 7 shall be considered a material breach of this Agreement. In the event of any such breach or threatened breach, the Company shall be entitled, without the proving of damages or the posting of a bond, to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the breaching or threatening party from breaching or continuing to breach any of said Sections. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies that may be available to it for such breach or threatened breach, including the recovering of damages.

               (f) The provisions of this Section 7 shall survive termination of this Agreement.

          8. TERMINATION. The employment hereunder of the Executive may be terminated prior to the expiration of the Term in the manner described in this
Section 8.

               (a) TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate the employment of the Executive for Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Cause.

               (b) TERMINATION UPON DEATH OR DISABILITY. The employment of the Executive hereunder shall terminate immediately upon his death, or upon the receipt by the Executive of written notice from the Company of termination by reason of Disability (as defined herein) at any time after the expiration of any consecutive three (3) month period, or any aggregate of three (3) months in any twelve-month period, during which the Executive is unable by reason of Disability to perform the duties required of him under this Agreement, provided that such notice is given to the Executive prior to the full resumption by him of the performance of such duties. For purposes of this Section, "Disability" shall mean any physical or mental condition of the Executive which substantially incapacitates or prevents him from satisfactorily performing his duties hereunder.

               (c) VOLUNTARY RESIGNATION BY THE EXECUTIVE. The Executive shall have the right to voluntarily resign his employment hereunder by 30 days' advance written notice to the Company.

               (d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company shall have the right to terminate the Executive's employment hereunder without Cause by written notice to the Executive.

               (e) TERMINATION DATE. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

               (f) "CAUSE". For purposes of this Agreement, "Cause" shall exist if the Executive (A) wilfully or repeatedly fails in any material respect to satisfactorily perform his duties and obligations hereunder as provided herein;
(B) has been convicted of a crime or has entered a plea of guilty or nolo contendere with respect thereto; (C) has committed any act in connection with his employment with the Company which involved fraud, gross negligence, misappropriation of funds, dishonesty, disloyalty, breach of fiduciary duty or any other misconduct injurious to the Company or any affiliate thereof; (D) has engaged in any conduct which in the reasonable determination of the Company is likely to adversely affect in any material respect the reputation or public image of the Company or any affiliate thereof; (E) has breached any of the provisions of Section 7 of this Agreement, (F) has breached any of the representations or warranties contained in Section 10 hereof, or (G) has materially breached any provisions of this Agreement in any manner other than those set forth above.

          9. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment hereunder shall be as described in this Section 9.

               (a) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION WITHOUT CAUSE. In the event that prior to the expiration of the Term, the Company terminates the Executive's employment, pursuant to Section 8(d), without Cause, the Company shall pay the Executive, in the form of severance payments, ongoing payments of the Executive's Salary for a period which is the LESSER of either
(i) any portion of the Term which remains after the date of termination, or (ii) six (6) months immediately following the Termination Date, and in either case, such severance payments will be in addition to with any accrued but unused vacation, unpaid expense reimbursements or other benefits as required by law which may be due to Executive as of the date of termination hereunder. Executive acknowledges and agrees that his receipt of the foregoing severance payments shall constitute the sole and exclusive remedy for any termination by the Company of this Agreement without cause.

               (b) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION FOR DEATH, DISABILITY, VOLUNTARY RESIGNATION OR CAUSE. Upon termination of the Executive's employment upon death or Disability (pursuant to Section 8(b)), as a result of the voluntary resignation of the Executive (pursuant to Section 8(c)) or for Cause (pursuant to Section 8(a)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of (i) the portion, if any, of your Salary that is accrued but unpaid as of the date your employment with the Company terminates, (ii) any unpaid expense reimbursements or unpaid vested benefit payments accrued as of the date of termination and
(iii) such benefits as the Company is obligated by law to extend to you, if any.

               (c) In the event of the death of the Executive during the time any payments are due to Executive pursuant to either subparagraph (a) or (b) hereof, the Company shall make any such payments to the duly authorized personal representative or estate of the Executive.

          10. MUTUAL REPRESENTATIONS.

               (a) Executive represents and warrants to the Company that the execution, delivery and performance of this Agreement (i) shall not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound, and (ii) does not require the consent of any person or entity.

               (b) Executive represents and warrants that he has completely and truthfully disclosed to the Company all material information relating to his background, education and prior employment, to the best of his knowledge.

               (c) The Company represents and warrants to Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the performance by the Company of its obligations hereunder shall not constitute a default under or conflict with any material agreement or other instrument to which it is a party or by which it is bound.

               (d) Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

          11. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

          12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any rules concerning the conflicts of laws.

          13. CONSENT TO JURISDICTION. The Company and the Executive irrevocably and voluntarily submit to personal jurisdiction in the State of New York and in the Federal and state courts in such state located in the Southern or Eastern Districts of New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of such action or proceeding may be heard and determined in any such court. The Company and the Executive further consent and agree that the parties hereto may be served with process in the same manner as a notice may be given under Section 14. The Company and the Executive agree that any action or proceeding instituted by one party against the other party with respect to this Agreement will be instituted exclusively in the state courts located in, or in the United States District Courts for the Southern or Eastern Districts of New York. The Company and the Executive irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

          14. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery to Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 13: (a) if to the Company or the Board, to Technology Flavors & Fragrances, Inc., 10 Edison Street East, Amityville, New York 11701,

Attention: Chairman of the Board of Directors, with a copy to Baer Marks & Upham, LLP, 805 Third Avenue, New York, New York 10022, Attention: Edward S. Feig, Esq.; and (b) if to the Executive, to Joseph Raimondo, 391 Vesta Court, Ridgewood, New Jersey 07450.

          15. WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to Executive employees of the Company.

          16. COMPLETE UNDERSTANDING. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

          17. MODIFICATION; WAIVER.

               (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          18. BINDING NATURE. This Agreement shall be binding upon the Company and its successors, assigns and affiliates, and upon Executive and his heirs and legal representatives.

          19. NON-ASSIGNMENT. Executive shall not assign any of his rights or duties hereunder.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.


THE COMPANY:
TECHNOLOGY FLAVORS & FRAGRANCES, INC.


By:_________________________________              ______________________________
   Name:                                          Witness
   Title:


THE EXECUTIVE:


____________________________________              ______________________________
Joseph Raimondo                                   Witness